April 26, 2013

The Board of Directors

Enservco Corporation

501 S. Cherry St., Suite 320

Denver, Colorado 80246

Re:	Form S-1 Registration Statement
Opinion of Counsel

Ladies and Gentlemen:

As securities counsel for Enservco Corporation (the “Company”), a Delaware corporation, we have examined the originals or copies, certified or otherwise identified, of the certificate of incorporation and bylaws of the Company, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other records, and instruments and documents pertaining to the Company as a basis for the opinions hereinafter expressed. In giving such opinions, we have also relied upon certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

We have also examined the Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Commission on or about April 26, 2013 covering the resale of up to 30,770,397 shares of Common Stock of the Company by the Selling Security Holders (the “Shares”), as more particularly described in the Registration Statement.

Based upon the foregoing and subject to the other qualifications and limitations stated in this letter, we are of the opinion that: (a) with respect to Shares that are currently outstanding, the Shares have been duly authorized and are validly issued, fully paid and non-assessable; and (ii) with respect to Shares underlying warrants, such Shares have been duly authorized and upon issuance, delivery and payment therefor in accordance with the terms of the warrants, will be validly issued, fully paid and non-assessable.

The Board of Directors
Enservco Corporation
April 26, 2013
Page Two

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Burns, Figa & Will, P.C.

BURNS, FIGA & WILL, P.C.